Exhibit 32.2
CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Cheri L. Kinder, Interim Chief Financial Officer of Fiesta Restaurant Group, Inc. (the "Company"), hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Company's Annual Report on Form 10-K for the period ended December 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CHERI L. KINDER
Cheri L. Kinder
Interim Chief Financial Officer and Treasurer, Vice President, Corporate Controller and Chief Accounting Officer
February 25, 2019